PLAN OF REORGANIZATION



                                by and between


                             GROUP 32 CORPORATION

                                      and

                             HIREL MARKETING, INC.









                             ______________, 1997


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                               TABLE OF CONTENTS

      ARTICLE I
      RECITALS, EXHIBITS, SCHEDULES, SUBSCRIBERS.............................1

      ARTICLE II
      TRANSFER OF ASSETS.....................................................1
            2.1   Transfer...................................................1
            2.2   Excluded Assets............................................2
            2.3   Assumption of Liabilities..................................2
            2.4   Issuance of Stock; Transfer of Stock by Transferor. .......2
            2.5   Qualification as Reorganization............................3

      ARTICLE III
      TRANSFEROR'S REPRESENTATIONS AND WARRANTIES............................3
            3.1   Organization...............................................3
            3.2   Stock Ownership............................................3
            3.3   Authority and Approval of Agreement........................4
            3.4   No Violations..............................................4
            3.5   Names and Addresses........................................4
            3.6   Financial Statements.......................................4
            3.7   Conduct Since Date of Financial Statements.................5
            3.8   Title to Assets............................................6
            3.9   Lease of Real Property.....................................6
            3.10  Contracts..................................................6
            3.11  Offers.....................................................7
            3.12  Officers, Employees, Agents, etc...........................7
            3.13  Labor Matters..............................................7
            3.14  Environmental Matters......................................7
            3.15  Obligations................................................7
            3.16  Books and Records..........................................7
            3.17  Taxes......................................................8
            3.18  Proceedings................................................8
            3.19  Other Liabilities..........................................8
            3.20  Consents...................................................8
            3.21  Judgments..................................................8
            3.22  Minute Books...............................................8
            3.23  Brokerage Fees.............................................9
            3.24  Compliance with Laws.......................................9
            3.25  ...........................................................9
            Improper Payments................................................9
            3.26  Full Disclosure............................................9
            3.40  No Advertising or Representations.........................10
            3.28  Investment Intent.........................................10
            3.29  Reliance on Representations...............................10

      ARTICLE IV
      ACQUIROR'S REPRESENTATIONS AND WARRANTIES.............................10

            4.1   Organization..............................................10
                  ------------
            4.2   Stock Ownership...........................................11
                  ---------------
            4.3   Authority and Approval of Agreement.......................11
                  -----------------------------------
            4.4   No Violations.............................................11
                  -------------
            4.5   Consents..................................................11
                  --------
            4.6   Brokerage Fees............................................12
                  --------------
            4.7   Obligations...............................................12
                  -----------

      ARTICLE V
      INTERPRETATION AND SURVIVAL OF
            REPRESENTATIONS AND WARRANTIES..................................12
            5.1   Interpretation............................................12
            5.2   Reliance by Acquiror......................................12
            5.3   Survival..................................................12

      ARTICLE VI
      OBLIGATIONS PRIOR TO CLOSING..........................................12
            6.1   Conduct of Transferor Pending Closing.....................12
            6.2   Conduct of Acquiror Pending Closing.......................13
            6.3   Investigation.............................................13
            6.7   Cooperation...............................................13

      ARTICLE VII
      CONDITIONS PRECEDENT TO ACQUIROR'S OBLIGATIONS........................14
            7.1   Representations and Warranties of the Transferor..........14
            7.2   Performance of this Agreement.............................14
            7.3   Absence of Proceedings....................................14
            7.4   Consents..................................................14
            7.5   Good Standing Certificate.................................14
            7.6   Material Adverse Change...................................14
            7.7   Opinion of Counsel........................................15
            7.8   Failure of Conditions.....................................15
            7.9   Employment Agreement......................................15

      ARTICLE VII
      CONDITIONS PRECEDENT TO TRANSFEROR'S OBLIGATIONS......................15
            8.1   Representations and Warranties of Acquiror................15
            8.2   Performance of this Agreement.............................15
            8.3   Absence of Proceedings....................................15
            8.4   Deliveries at Closing.....................................16

      ARTICLE IX
      OBLIGATIONS AT CLOSING................................................16
            9.1   Obligations of Transferor to Acquiror at Closing..........16
            9.2   Acquiror's Obligations to Transferor at Closing...........16

      ARTICLE X
      TERMINATION AND REMEDIES..............................................17


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            10.1  Termination on Default....................................17
                  ----------------------
            10.2  Termination at Closing....................................17
                  ----------------------
            10.3  Specific Performance......................................17
                  --------------------

      ARTICLE XI
      INDEMNIFICATION.......................................................17
            11.1  Obligation to Indemnify...................................17
            11.2  Notices and Payments......................................18

      ARTICLE XII
      MISCELLANEOUS.........................................................18
            12.1  Notices...................................................18
            12.2  Entire Agreement..........................................19
            12.3  Binding Effect; Assignment................................19
            12.4  Amendment.................................................19
            12.5  No Waiver.................................................19
            12.6  Gender and Use of Singular and Plural.....................19
            12.7  Counterparts..............................................19
            12.8  Headings..................................................19
            12.9  Governing Law.............................................20
            12.10  Further Assurances.......................................20
            12.11  Arbitration..............................................20
            12.12  Litigation...............................................21
            12.14  Confidentiality..........................................21


                                   EXHIBITS

Exhibit     Description

A           Definitions
B           Notice
C           Employment Agreements

G           Form of Opinion of Corporation's Counsel




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                                   SCHEDULES

Schedule    Description

2.1         Shareholders and Shares Held
3.1 Articles of Incorporation, Bylaws and Fictitious Name Registrations of Corporation
3.2 List of Corporation's record shareholders and number of shares of common stock owned by each
3.5 Names and addresses of the Corporation and each predecessor to the business
3.6         Corporation financial statements
3.7         Conduct since date of balance sheet
3.10        List of contracts and copy of each contract
3.12 List of all officers, directors, contractors and agents of the Corporation and compensation and all vacation and other benefits
3.17        Tax returns of the past three years
3.24        Brokerage Fees
3.26        Copies of Securities Filings
4.2         Certificate of Designations, Rights and Preferences for the
            FJ Preferred Stock
8.2         Shareholders of Corporation entering into "Lock-Up" Agreements

                            PLAN OF REORGANIZATION

      THIS PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the ____ day of ________, 1997, by and between HIREL MARKETING, INC., a Florida corporation ("Acquiror") and GROUP 32 CORPORATION, a Florida corporation ("Transferor").

                             W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of Acquiror and Transferor have determined that, subject to the terms, conditions, representations and warranties set forth herein, the transaction contemplated herein will facilitate the obtaining of necessary financing and will serve the general welfare and advantage of their respective businesses;

      WHEREAS, subject to the terms and conditions hereinafter set forth, Acquiror desires to acquire from Transferor and Transferor desires to transfer to Acquiror, all the Acquired Assets (as hereinafter defined), which constitute substantially all of the assets of Transferor, in exchange for the issuance of the Stock (as hereinafter defined).; and

      WHEREAS, the above described merger is intended to comply with the requirements of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, the Code Sections related thereto, the Treasury Regulations promulgated thereunder and the interpretive rulings issued pursuant thereto.

      NOW, THEREFORE, in consideration of the premises, as well as the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                  RECITALS, EXHIBITS, SCHEDULES, SUBSCRIBERS

      The foregoing recitals are true and correct and, together with the schedules and exhibits referred to hereinafter, are hereby incorporated into this Agreement by this reference. Capitalized words used herein and not otherwise defined in the text hereof shall have the meanings set forth in Exhibit A hereof.


                                  ARTICLE II
                              TRANSFER OF ASSETS

      2.1 Transfer. In exchange for the issuance of the Stock, and the assumption of the Assumed Liabilities, and subject to the terms and conditions hereof, at Closing, the Transferor shall contribute, transfer, convey and deliver to Acquiror, all the Acquired Assets, free and clear of all Encumbrances, other than the Assumed Liabilities. The term "Acquired Assets" shall mean all Assets

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that are  owned  by the  Transferor  or used in  connection  with the  Business, including but not limited to the Assets identified in Schedule 2.1, excluding only the Excluded Assets. Without limiting the generality of the foregoing, the Acquired Assets shall include, but are not limited to, the following: (a) all software copyrights and source code; (b) Equipment identified on Schedule 2.1;
(c) the Business as a going  concern,  including all Inventory on hand (wherever
located);   (d)  all  Contracts  with  the   Transferor's   customers,   agents,
contractors, and employees; (e) all Leases of Equipment identified on Schedule 2.1; (f) all Transferor's cash on hand or in bank accounts; (g) all Accounts Receivable of the Transferor or arising from the Business; (h) all prepaid and deferred items of Transferor including, but not limited to, prepaid rentals, insurance, unbilled charges, and deposits relating to the operations of Transferor; (i) all general business records of Transferor; (j) the Lease of Real Property consisting of the premises located at _____________________, Florida ("Premises") as described in Schedule 2.1; and (k) all of Transferor's Intangibles identified in Schedule 2.1.

      2.2 Excluded Assets. The Acquired Assets exclude, and the Acquiror shall not purchase, the Assets of the Transferor identified on Schedule 2.2 hereof.

      2.3 Assumption of Liabilities. At Closing, Acquiror shall assume the Transferor's Obligations only to the extent expressly identified on Schedule 2.3 hereof as being assumed by Acquiror hereunder (collectively, the "Assumed Liabilities"). Acquiror does not and will not assume, nor shall Acquiror be responsible for, any other Obligations of the Transferor, nor, as to any Assumed Liability, shall Acquiror be deemed to have any Obligation for, to cure, or to otherwise remedy, any breach, default or nonpayment of any Contract or Lease arising as a result of events occurring prior to the date hereof, or as to which any representation or warranty made pursuant to this Agreement is untrue, inaccurate or misleading in any respect.

      2.4   Issuance of Stock; Transfer of Stock by Transferor.

            (a) In exchange for the transfer of the Acquired Assets to Acquiror, at Closing, Acquiror shall issue to the Transferor ________________ (___________) shares of Common Stock ("Stock") of Acquiror. All shares of the Stock shall be subject to the lock-up provisions of Section 2.6 hereof. The certificates evidencing the Stock shall bear the following legends:

                  The shares of common stock represented by this certificate are subject to a lock-up agreement between the holder of this certificate and the Company which restricts the transfer of the common stock represented by this certificate. The lock-up agreement is incorporated herein by reference. A copy of the lockup agreement is available for inspection at the principal executive office of the Company.

                  These shares have not been registered under the Securities Act of 1933 or under any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) an opinion of counsel (satisfactory to the Company) that such registration is not required.

            (b) Transferor hereby represents to Acquiror that the Transferor intends, at some point following the Closing, to distribute the Stock to its Shareholders. Notwithstanding anything contained herein to the contrary, Acquiror shall not have any obligation to the Transferor Shareholders with respect to the manner or timing of distributions of the Stock to such shareholders. The Transferor Shareholders and the Group B Shareholders shall enter into the Joinder attached hereto agreeing to be bound by the provisions of Sections ___________ of this Agreement.

      2.5 Qualification as Reorganization. The parties hereto hereby agree that this transaction is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("A Reorganization"). Each of the parties agrees that it shall report the transaction as an A Reorganization on its respective federal income tax return, and shall cooperate to the extent reasonably necessary to complete all information reporting necessary in connection therewith.


                                  ARTICLE III

                  TRANSFEROR'S REPRESENTATIONS AND WARRANTIES

      Transferor hereby makes the following representations and warranties to Acquiror, each of which Transferor represents to be true and correct on the date hereof and (except as Transferor may notify the President of Acquiror in writing prior to the Closing) shall be deemed made again as of the Closing Date and represented by Transferor to be true and correct on the Closing Date.

      3.1 Organization. Transferor is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. Transferor has the full power and authority to own all its Assets and to conduct the business in which it will engage upon completion of the transaction contemplated herein. Transferor does not have any subsidiary or equity interest in any Person. Accurate, current and complete copies of the Articles of Incorporation and Bylaws of Transferor, and, if any, all fictitious name registrations of Transferor are attached hereto as Schedule 3.1.

      3.2 Stock Ownership. The authorized capital stock of Transferor consists of_________________ shares of Common Stock, _________________ shares of which are issued and outstanding. An accurate and complete list of all Transferor's record shareholders and the number of shares of Common Stock owned by each is attached as part of Schedule 3.2. Transferor has provided Acquiror with a copy of its stock transfer records ("Stock Records"). The Stock Records completely and accurately reflect the issuance of Transferor's capital stock from the date of its incorporation through the date as of which this representation is made.

      All the issued and outstanding shares of capital stock of Transferor are duly authorized, validly issued, fully paid and nonassessable, and all Taxes related to the issuance or transfer of such shares have been timely paid.

      There are no Stock Issuance Agreements (other than subscription agreements accepted in the Private Offering) to which Transferor is a party or by which it may be bound. There have been no violations of the preemptive rights, if any, of any shareholders of Transferor. No shares of capital stock are held in treasury by Transferor. Transferor has never been a party to any Stock Issuance Agreements.

      3.3   Authority and Approval of Agreement.

            (a) The execution and delivery of this Agreement by Transferor and the performance of all Transferor's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Transferor pursuant to applicable Law. Transferor has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

            (b) This Agreement and each of the other documents, instruments and agreements executed by Transferor in connection herewith constitute the valid and legally binding agreements of Transferor, enforceable against Transferor in accordance with its terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

      3.4 No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by Transferor in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Transferor, any provision of any Contract to which Transferor or its Assets may be bound, any Judgment or any Law; or (ii) will or could result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, the Exchanged Corporation Stock or any other capital stock of Transferor or any of the Assets of Transferor; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Transferor.

      3.5 Names and Addresses. The names under which, and the addresses at which, Transferor and each predecessor to Transferor has done business are accurately stated on Schedule 3.5 hereto.

      3.6 Financial Statements. Attached hereto as Schedule 3.6 are financial statements of Transferor ("Financial Statements"), including audited balance sheets and statements of operations

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for the  fiscal  years  ended  June  30,  1996  ("Audited  Statements"),  and an unaudited balance sheet and year-to-date statements of operations as of December 31, 1996 ("Unaudited Statements"). The Financial Statements are true, correct and complete, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and accurately reflect Transferor's financial condition and the results of Transferor's operations for the periods and as of the dates which they purport to cover. Transferor does not have any Obligation except for those Obligations set forth on the face of the Unaudited Statements.

      3.7   Conduct Since Date of Financial Statements. Except as disclosed in
Schedule 3.7 hereto, none of the following have occurred since the date of the Unaudited Statements:

            (a) Any material adverse change in the financial condition, Assets, Obligations, capitalization, business or operations of Transferor, nor are there any circumstances known to Transferor which might result in such a change or such an effect.

            (b) Any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Assets or Business of Transferor.

            (c) Any disposition, lease or Encumbrance of the Assets of Transferor, or increase of indebtedness of or guaranteed by Transferor, other than in the ordinary course of business consistent with past practices; provided, however, that no such disposition, lease or Encumbrance, regardless of the consideration therefor, has been made between Transferor and any of its shareholders, directors, officers, agents, contractors, or employees (or any member of their respective families);

            (d) Any settlement of any dispute involving a payment by Transferor of an amount in excess of Five Thousand Dollars ($5,000); provided, however, that no such settlement, regardless of the payment involved, has been made between Transferor, and any shareholders, directors, officers, agents, contractors, or employees (or any member of their respective families);

            (e) Any grant of an increase in compensation or any authorization or payment of any bonus or other extraordinary benefit or the making of any advance (excluding advances for ordinary and necessary business expenses) or loan to any of Transferor's employees or any increase in, or any addition to, other benefits to which any of Transferor's employees may be entitled, except in the ordinary course of business consistent with past practices;

            (f) Any transaction entered into by Transferor other than in the ordinary course of business consistent with past practices;

            (g) Any merger or consolidation involving Transferor, the acquisition by Transferor of any stock, business or assets of any other Person, the issuance of any membership interests or other equity interests by Transferor or the entry into any Stock Issuance Agreements by Transferor;

            (h) Any notice received by Transferor of any actual or threatened labor dispute or any event or condition of any character which has had or can be reasonably expected to have a material adverse effect on the Assets or the operations or prospects of Transferor;

            (i) Any cancellation by Transferor, without payment in full, of any Obligation to Transferor;

            (j) Any Obligation incurred by Transferor, except Obligations incurred, or under Contracts entered into, in the ordinary course of business consistent with past practices;

            (k) Any payment, discharge or satisfaction of any Obligation, other than the payment, discharge or satisfaction in the ordinary course of business;

            (l) Any commitments or agreements entered into by Transferor for capital expenditures or capital additions exceeding, in the aggregate, Five Thousand Dollars ($5,000);

            (m) Any amendment or termination of any Contract, commitment or plan to which Transferor is a party or by which it is bound, except in the ordinary course of business;

            (n) Any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct the business and operations of Transferor;

            (o) Any dividend or distribution of cash or other property by Transferor to its shareholders or any redemption by Transferor of Transferor Shareholders; or

            (p) Any Contract binding Transferor to do or take any of the actions referred to in this Section 3.6.

      3.8 Title to Assets. Transferor is the sole owner of all Assets identified on the Balance Sheet, all of which Assets are free and clear of all Encumbrances. No Person has any right, claim or interest in or to any Assets now owned or that may be acquired by Transferor, except the interest of the shareholders of Transferor arising from the ownership of their shares.

      3.9 Lease of Real Property. Transferor does not own and has never owned any Real Property. Schedule 3.9 hereto is an accurate, complete, current, and complete list of each lease or sublease of Real Property to which Transferor is a party or by which Transferor may be bound and a description of the Real Property leased thereunder. With respect to each lease or sublease described on
Schedule 3.9 hereto: (i)Transferor has been in peaceful possession of the property leased thereunder and neither Transferor nor the landlord (to the knowledge of Transferor) is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the lessee or lessor thereunder; and (iii) there exists no event, occurrence, condition, or act known to Transferor which upon notice or lapse of time would be or become a default thereunder. Transferor has not violated or breached any provision of any such lease or sublease, and all

Obligations required to be performed by Transferor under any such lease or sublease have been fully and properly performed. Except as set forth on Schedule
3.9 hereto, no Consent of any Person is required under any such lease or sublease in order for such lease or sublease to continue to be valid and subsisting and entitle Transferor to remain in possession of the premises demised thereunder after the consummation of the transactions contemplated by this Agreement.

      3.10 Contracts. Schedule 3.10 hereto is an accurate, current and complete list and description of each Contract (other than this Agreement) to which Transferor is a party or by which Transferor or any of its Assets are bound. An accurate, current and complete copy of each Contract described on Schedule 3.10 hereto has been furnished to Acquiror.

      3.11  Offers.   There  are  no  outstanding  offers,  bids,  proposals  or quotations made by Transferor which, if accepted, would create a Contract with Transferor.

      3.12 Officers, Employees, Agents, etc. Set forth on Schedule 3.12 annexed hereto is a complete list of all officers (with office held), directors, contractors and agents of Transferor, and the compensation and all vacation and other benefits they are entitled to receive from Transferor. Other than the above described officers, Transferor has no employees.

      3.13 Labor Matters. Transferor is not and has never been a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other Employee Benefit Plan, whether legally binding or not; or
(ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, medical, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreement. No former employee of Transferor has any claim against Transferor (whether under federal or state law, any employment agreement or otherwise) on account of or for: (i) overtime pay; (ii) wages or salary for any period; (iii) vacation, time off or pay in lieu of vacation or time off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against Transferor arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

      3.14 Environmental Matters. Transferor has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of Laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where Transferor has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by Transferor, and no polychlorinated biphenyls are used or stored at any property owned or leased by Transferor.

      3.15 Obligations. Transferor has no Obligation to any Person, except pursuant to this Agreement and the other Contracts executed by Transferor in connection with this transaction as contemplated herein. Transferor is not directly or indirectly liable, by guaranty or otherwise, upon or with respect to, or obligated to guaranty or assume, any Obligation of any Person.

      3.16 Books and Records. Transferor's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of Transferor's Assets, Obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which Transferor is or was a party or by which Transferor or any of its Assets are or were affected.

      3.17 Taxes. All Taxes due, owing and payable, or which may be due, owing and payable, by Transferor have been fully paid. The amounts set up as provision for Taxes on the Balance Sheet are sufficient for the payment of all accrued and unpaid Taxes of Transferor, whether or not disputed. The amount set up as provision for Taxes on Transferor's books and records for the current fiscal year through the Closing Date shall be sufficient for the payment of all accrued and unpaid Taxes of Transferor, whether or not disputed, for such period. No claim for any Tax due from or assessed against Transferor is being contested by Transferor. None of Transferor's Tax returns or reports have been audited by the Internal Revenue Service or any state or local Tax authority, and Transferor has not received any notice of deficiency or other adjustment from the Internal Revenue Service or any state or local Tax authority. There are no agreements, waivers, or other arrangements providing an extension of time with respect to the assessment of any Tax against Transferor, nor are there any Tax Proceedings now pending or threatened against Transferor. No state of facts exists or has existed, nor has any event occurred, which would constitute grounds for the assessment of any further Tax against Transferor. Transferor has never consented to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended.

      3.18 Proceedings. Transferor is not a party to, the subject of, or threatened with any Proceeding nor, to the best of Transferor's knowledge, is there any basis for any Proceeding. Transferor is not contemplating the institution of any Proceeding.

      3.19 Other Liabilities. No claim of breach of contract, tort, product liability or other claim (whether arising from Transferor's businesses operations or otherwise), contingent or otherwise, has been asserted or threatened against Transferor nor, to the best of Transferor's knowledge, is capable of being asserted by any employee, creditor, claimant or other Person against Transferor. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any Person.

      3.20 Consents. The execution, delivery and performance by Transferor of this Agreement and the consummation by Transferor of the transactions contemplated hereby do not require any Consent that has not been received prior to the date hereof.

      3.21 Judgments. There is no outstanding Judgment against Transferor or against or affecting any of its Assets, business or prospects. There is no health or safety problem involving or affecting Transferor or its Assets. There are no open workmen's compensation claims against Transferor, or any contingent liability of Transferor, or any other Obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, partner, director, officer, employee or agent of Transferor, or any heir or personal representative thereof, against Transferor or any successor to the businesses of Transferor.

      3.22 Minute Books. Transferor's minute book contains true and complete minutes and records of all meetings, proceedings, and other actions of its stockholders and directors from the date of its organization to the date hereof. The stock certificate books and stock transfer ledgers of Transferor are true and complete, and all of the signatures which purport to be signatures of Transferor's officers which appear on certificates representing shares of stock of Transferor (including all certificates which are now outstanding and all certificates which have heretofore been cancelled) are the true signatures which they purport to be and were actually affixed to the respective documents by the persons whose names they represent. All stamp and other taxes levied on or relating to the original issuance or transfer of shares of Transferor have been duly affixed and cancelled.

      3.23 Brokerage Fees. Except as set forth on Schedule 3.24, there is no Person acting on behalf of Transferor who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

      3.24 Compliance with Laws. Transferor and its business are in full compliance with all Laws including, but not limited to, the Securities Laws.

      3.25 Improper Payments. Neither Transferor, nor any of its current or former shareholders, partners, directors, officers, or employees or agents, nor any Person acting on behalf of Transferor, has directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained. No funds or Assets of Transferor were donated, loaned or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. Transferor has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in Transferor's corporate books and records, or which account was not listed, titled or identified in the name of Transferor.

      3.26 Full Disclosure. All the representations and warranties made by Transferor herein or in any Schedule, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Transferor, its agents or representatives are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

      3.27  Suitability.

            (a) Sophistication. The Transferor hereby represents and warrants that it and its shareholders are capable of evaluating the merits and risks of the Stock, because they are sophisticated investors by virtue of their numerous prior investments and have experience in investments similar in nature to the Stock, including investments in unlisted and unregistered securities, and have knowledge and experience in financial and business matters in general.

            (b) Direct Negotiations. The Transferor hereby acknowledges that the terms and conditions of the transfer of the Stock were determined through substantial negotiations between the Transferor and its shareholders and the Acquiror, and their respective officers, in the course of which the Transferor and its shareholders exercised sufficient economic leverage to assert and protect their respective interests.

      3.40 No Advertising or Representations. The Transferor and Allbright each hereby represent and warrant that they are not acquiring the Stock as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, any seminar or any solicitation by a person not previously known to the Transferor or the Transferor's Shareholders. The Transferor and the Transferor's Shareholders each acknowledge and agree that no representations or warranties have been made to them by the Acquiror or the Parent, or any agent, employee or affiliate of the Acquiror or the Parent as to the Acquiror or the Parent, the Stock or its or their future financial performance, and in acquiring the Stock, the Transferor and the Transferor's Shareholders are not relying upon any representation or warranty that is not contained in the Acquiror Disclosure Documents.

      3.28 Investment Intent. The Transferor represents and warrants that it is acquiring the Stock solely for its own account for investment purposes only and not for distribution or resale to others, other than to its shareholders in accordance with the terms of this Agreement. Neither the Transferor nor its shareholders shall resell or offer to resell the Stock except in strict accordance with the applicable terms of the lock-up provisions of Section 2.6, and in compliance with all applicable Securities Laws.

      3.29 Reliance on Representations. The Transferor understands that the Acquiror and its shareholders, officers and directors will be relying on the accuracy and completeness of all matters set forth in this Article III, and the Transferor represents and warrants to the Acquiror and its respective shareholders, officers and directors that:

            (a) The information, representations, warranties, acknowledgments and all other matters set forth herein are complete, true and correct and may be relied upon by them in determining whether the sale of the Stock to the Transferor is exempt from registration under the Securities Laws; and

            (b) The Transferor will notify Acquiror immediately of any change in any statement made herein that occurs prior to the closing of the purchase of the Stock.


                                  ARTICLE IV

                   ACQUIROR'S REPRESENTATIONS AND WARRANTIES

      Acquiror hereby makes the following representations and warranties to Transferor, each of which Acquiror represents to be true and correct on the date hereof and (except as Acquiror may notify Transferor in writing prior to the Closing) shall be deemed made again as of the Closing Date and represented by Acquiror to be true and correct on the Closing Date.

      4.1 Organization. Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. Acquiror has the full power and authority to own all its Assets and to conduct its business as and where its business is presently conducted. Acquiror does not have any subsidiary or equity interest in any Person.

      4.2 Stock Ownership. The authorized capital stock of Acquiror consists of ______________ Million (___,000,000) shares of Acquiror Common Stock,
___________________ (__________) of which will be outstanding at Closing. All the issued and outstanding capital stock of Acquiror is duly authorized, validly issued, fully paid and nonassessable, and all Taxes related to the issuance or transfer of such shares have been timely paid. There are no Stock Issuance Agreements to which Acquiror is a party or by which any may be bound. There have been no violations of the preemptive rights, if any, of any shareholders of Acquiror. No shares of capital stock are held in treasury by Acquiror.

      4.3   Authority and Approval of Agreement.

            (a) The execution and delivery of this Agreement by Acquiror and the performance of all Acquiror's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Acquiror pursuant to applicable Law. Acquiror has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

            (b) This Agreement and each of the other documents, instruments and agreements executed by Acquiror in connection herewith constitute the valid and legally binding agreements of Transferor, enforceable against Acquiror in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

      4.4 No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by Acquiror executed in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Acquiror, any provision of any Contract to which Acquiror or its Assets may be bound, any Judgment to which Acquiror is bound or any Law applicable to Acquiror; or (ii) result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, any other capital stock of Acquiror or any of the Assets of Acquiror; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Acquiror.

      4.5 Consents. The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated hereby do not require any Consent that has not been received prior to the date hereof.

      4.6 Brokerage Fees. There is no Person acting on behalf of Acquiror who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

      4.7 Obligations. Acquiror has no obligation existing on the date hereof for which Transferor could be held liable after the consummation of the transactions contemplated hereby.

                                   ARTICLE V

                        INTERPRETATION AND SURVIVAL OF
                        REPRESENTATIONS AND WARRANTIES

      5.1 Interpretation. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

      5.2 Reliance by Acquiror. Notwithstanding the right of Acquiror to investigate Transferor, its business and Assets, and notwithstanding any knowledge of facts determined or determinable by them as a result of such investigation or right of investigation, Acquiror has the unqualified right to rely upon the representations and warranties made by Transferor in this Agreement and in the Schedules attached hereto or pursuant hereto. Each and every representation and warranty of Transferor made herein is material to the decision of the other parties hereto to enter into this Agreement and to consummate the transaction contemplated herein.

      5.3 Survival. All representations and warranties of Transferor made in this Agreement or pursuant hereto shall survive the date hereof, the Closing Date, the consummation of the transactions contemplated hereby, and any investigation.


                                  ARTICLE VI

                         OBLIGATIONS PRIOR TO CLOSING

      6.1 Conduct of Transferor Pending Closing. During the period from the date hereof until the Closing Date, except with the express prior written consent of Acquiror, Transferor hereby covenants and agrees that:

            (a) Transferor shall maintain its existence in good standing in the state of Florida and each other jurisdiction where it is required to be licensed or qualified as a foreign corporation, and shall not alter or amend its Articles of Incorporation or Bylaws.

            (b) Transferor shall duly and timely file all returns and reports required by any law to be filed by Transferor, shall promptly pay when due all Taxes assessed against Transferor or any of its Assets, and shall conform to and fully comply with all the laws pertaining to its Assets or the conduct of its business.

            (c) Except for the actions required by the covenants set forth in this Article VI, Transferor shall not take or do any act or thing without the express prior written consent of the President of Acquiror.

            (d) Transferor shall not take any action, or enter into any contract which requires or permits Transferor to take any action, which would be inconsistent with any of the foregoing provisions of this Section 6.1.

      6.2 Conduct of Acquiror Pending Closing. During the period from the date hereof until the Closing Date, except with the express prior written consent of Transferor, Acquiror hereby covenants and agrees with Transferor that:

            (a) It shall maintain its existence and good standing in the State of Florida and each other jurisdiction where it is licensed or qualified as a foreign corporation, and shall not alter or amend its Articles of Incorporation or Bylaws.

            (b) It shall duly and timely file all returns and reports required by any Law to be filed by it, shall promptly pay when due all Taxes assessed against it or any of its Assets, and shall conform to and fully comply with all other Laws pertaining to its Assets or the conduct of its business.

            (c) It shall not take any action, or enter into any Contract which requires or commits it to take any action, which would be inconsistent with any of the foregoing provisions of this Section 6.2.

      6.3 Investigation. During the period from the date hereof until the Closing Date, Transferor shall permit Acquiror and its authorized representatives and agents full access to Transferor and its business and properties during normal business hours to observe and investigate Transferor, its business, Assets and Obligations, to meet with Transferor's officers, agents and contractors, and to audit, examine and copy all of Transferor's files, books and records, and other documents and papers. Transferor shall furnish Acquiror and its authorized representatives and agents with all information concerning Transferor's business, Assets and Obligations, which they reasonably request.

      6.7 Cooperation. During the period from the date hereof until the Closing Date, Transferor shall fully cooperate with Acquiror and its authorized representatives and agents, and shall promptly execute and deliver all agreements, certificates, instruments and documents and take such other actions as are reasonably requested by Acquiror or its authorized representatives and agents.


                                  ARTICLE VII

                            CONDITIONS PRECEDENT TO
                            ACQUIROR'S OBLIGATIONS

      Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, Acquiror's obligations to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VII, except to the extent that such satisfaction is waived in writing by Acquiror.

      7.1 Representations and Warranties of the Transferor. All representations and warranties made by the Transferor or Tolson in this Agreement and the Schedules hereto shall have been true and correct in all respects on the date of this Agreement, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were again made, without exception or deviation, on the Closing Date.

      7.2 Performance of this Agreement. Transferor and Tolson shall have duly performed or complied with all of their covenants and obligations under this Agreement that are to be performed or complied with by the Transferor and/or Tolson on or prior to the Closing Date.

      7.3 Absence of Proceedings. No Proceeding shall have been instituted or threatened on or before the Closing Date by any Person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement, or which had or could have a material adverse effect on the Business or the Acquired Assets.

      7.4 Consents. Transferor shall deliver to Acquiror, all Consents, in form and substance reasonably acceptable to Acquiror, as the Acquiror reasonably deems required under any of the Transferor's Contracts or Permits as a result of the sale of the Acquired Assets to Acquiror and the other transactions contemplated under this Agreement. Included specifically in the foregoing shall be consents from all lessors of Real Property to Transferor, if any, together with estoppel letters from such lessors, in form reasonably acceptable to Acquiror, acknowledging that each applicable lease is in full force and effect, all rent and other payments due thereunder have been paid and no event of default has occurred.

      7.5 Good Standing Certificate. Transferor shall deliver to Acquiror a Good Standing Certificate , certifying that the Transferor is duly qualified and is currently in good standing under the laws of the State of Florida, dated no earlier than five (5) days before the Closing Date.

      7.6 Material Adverse Change. There shall have not occurred any material adverse change, actual or threatened, for whatever reason, in any of the Acquired Assets, the Business or its financial condition or otherwise, or in the results of operations of the Transferor, including, but not limited to any casualty loss, whether or not covered by insurance.

      7.7 Opinion of Counsel. At Closing, Transferor shall deliver an opinion of counsel rendered to Acquiror, in form, substance, and by a law firm reasonably acceptable to Acquiror, and its counsel, as to the matters set forth in Exhibit C attached hereto.

      7.8 Failure of Conditions. In the event any of the conditions set forth in this Agreement are not satisfied or waived in writing by the Acquiror on or before the Closing Date, the Acquiror shall have the right to terminate this Agreement whereupon the parties shall be relieved of all further obligations to the other except for remedies provided in this Agreement against Transferor for breach of its covenants, representations or warranties set forth in this Agreement. The Transferor hereby represents and warrants to the Acquiror that it understands that some or all of the conditions may not be satisfied by Transferor or waived by the Acquiror and the Acquiror shall have the right, in his sole discretion, to terminate this Agreement as a result thereof and the Transferor hereby assumes the risk that the Acquiror may elect to terminate this Agreement and is hereby estopped from objecting to and waives any action against the Acquiror for the Acquiror's election to terminate this Agreement as a result of any condition precedent not being satisfied or waived in writing by the Acquiror, or pursuant to Section 10.3 of this Agreement.

      7.9 Employment Agreement. Edward Tolson, President of Transferor, shall have executed and delivered to Acquiror an Employment Agreement with Acquiror in the form of Exhibit D ("Employment Agreement").

                                  ARTICLE VII

               CONDITIONS PRECEDENT TO TRANSFEROR'S OBLIGATIONS

      Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, Transferor's obligation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VII, except to the extent that such satisfaction is waived by Transferor in writing.

      8.1 Representations and Warranties of Acquiror. The representations and warranties of Acquiror contained in this Agreement and the exhibits and schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were again made, without exception or deviation, on the Closing Date.

      8.2 Performance of this Agreement. Acquiror shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by them on or prior to the Closing Date.

      8.3 Absence of Proceedings. No Proceeding shall have been instituted or threatened on or before the Closing Date by any Person the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement.

      8.4 Deliveries at Closing. At Closing, in addition to all other deliveries to be made to Transferor hereunder, Transferor shall receive a certificated signed by the President of Acquiror and dated the Closing Date, certifying that
(a) all of the terms and conditions of this Agreement to be satisfied or performed by it on or before the Closing Date have been satisfied or performed;
(b) no Proceedings have been instituted or threatened on or before the Closing Date by any Person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement, or which had or could have a material adverse effect on its business; and (c) there has not been any material adverse change in or affecting it between the date of this Agreement and the Closing Date.


                                  ARTICLE IX

                            OBLIGATIONS AT CLOSING

      9.1 Obligations of Transferor to Acquiror at Closing. The Transferor hereby covenants and agrees to deliver or cause to be delivered to Acquiror, at Closing, the following:

            (a)   The Acquired Assets, subject to the Encumbrances set forth on
Schedule 2.3;

            (b) A duly executed Bill of Sale in the form of Exhibit F attached hereto;

            (c)   All Consents referred to in Section 7.4 of this Agreement;

            (d) The Good Standing Certificate referred to in Section 7.5 of this Agreement;

            (e) A certificate signed by the President of Transferor, dated the Closing Date, certifying that (a) all of the terms and conditions of this Agreement to be satisfied or performed by it on or before the Closing Date have been satisfied or performed; (b) all the representations and warranties of Transferor made herein are true, correct and complete in all respects; (c) no Proceedings have been instituted or, to the best of such President's knowledge, threatened on or before the Closing Date by any Person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement, or which had or could have a material adverse effect on its business; and (d) there has not been any material adverse change in or affecting it between the date of this Agreement and the Closing Date;

            (f) The opinion of counsel referred to in Section 7.7 of this Agreement; and

            (g) Such other documents and instruments as counsel to Acquiror may reasonably request including, without limitation, such documents as necessary to convey to Acquiror all rights to the Acquired Assets.

      9.2 Acquiror's Obligations to Transferor at Closing. Acquiror agrees to deliver or cause to be delivered to Transferor, at the Closing, the following:

            (a) A good standing certificate for such corporation dated not earlier than ten (10) days prior to the Closing Date from the State of Florida; and

            (b) A copy of the resolutions adopted by the Board of Directors of such corporation, certified by its Corporate Secretary, which resolutions authorize it to execute and deliver and perform this Agreement and consummate the transactions contemplated hereby.


                                   ARTICLE X

                           TERMINATION AND REMEDIES

      10.1 Termination on Default. If, prior to the Closing Date, a party hereto shall materially breach or default in the full and timely performance and satisfaction of any of its representations and warranties or obligations under this Agreement, and such breach or default is not cured on or before the fifth
(5th) day after the date notice is given by the nondefaulting party to the defaulting party specifying the nature of such breach or default (or on or before the Closing Date if sooner), then the nondefaulting party may terminate this Agreement immediately upon notice to the defaulting party.

      10.2 Termination at Closing. If any of the conditions set forth in Article VII hereof are not satisfied on or before the Closing Date, then Acquiror may terminate this Agreement by notifying Transferor on the Closing Date. If any of the conditions set forth in Article VIII hereof are not satisfied on or before the Closing Date, then Transferor may terminate this Agreement by notifying Acquiror on the Closing Date.

      10.3 Specific Performance. Transferor's Obligations under this Agreement are unique, and each party hereby expressly acknowledges that, in the event of a breach or default in the full and timely performance and satisfaction of any such obligation, it would be extremely difficult to measure the resulting damages. Accordingly, in the event of any breach or default by Transferor, then Acquiror shall be entitled, in addition to all other rights and remedies which it may have at law or in equity, to sue for and receive the remedy of specific performance, and Transferor waives the defense that a remedy in damages is adequate.


                                  ARTICLE XI

                                INDEMNIFICATION

      11.1 Obligation to Indemnify. In addition to, and not in lieu of, any right or remedy available to Acquiror at law or in equity (which, in the case of Transferor's material breach of this Agreement shall be deemed to include rescission), Transferor hereby indemnifies and holds harmless Acquiror and the respective officers and directors from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following ("Indemnified Matter"):

            (a) Any misrepresentation, breach or failure of any warranty or representation made by Transferor in this Agreement or pursuant hereto;

            (b) Any failure or refusal by Transferor to satisfy or perform any covenant or agreement; and

            (c) Any failure by Transferor to duly and timely file with the appropriate governmental agencies all Tax and other returns and reports required by any Law to be filed by it, and Transferor's failure to prepare and properly complete all such returns and reports.

      11.2 Notices and Payments. With respect to each separate matter or series of matters against which a party ("Indemnitee") is indemnified under this
Article XI:

            (a) Upon Indemnitee's receipt of written documents pertaining to the Proceeding or otherwise underlying such matter or series of matters, or, if such matter or series of matters does not involve a third party claim, after Indemnitee first learns of such matter or series of matters and the amount demanded or claimed in connection therewith, Indemnitee shall give written notice to Transferor of and copies of such documents and information as it shall have so received.

            (b) After a final agreement is reached or a final Judgment is rendered with respect to such matter or series of matters or the amount owing by Transferor pursuant to this Article XI as a result of such matter or series of matters, is otherwise determinable in whole or in part, Indemnitee shall give notice to Transferor of the amount owing by Transferor ("Indemnification Amount") with respect to such matter or series of matters ("Indemnification Payment Notice").

            (c) Transferor shall pay the Indemnification Amount to Indemnitee (or to such Person as Indemnitee instructs) within ten (10) days after the Indemnification Payment Notice was given.


                                  ARTICLE XII

                                 MISCELLANEOUS

      12.1 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, and addressed as set forth below:

      If to Transferor:             6950 Cypress Road, Top Floor
                            Plantation, Florida 33317


      If to Acquiror:         Hirel Marketing, Inc.
                              650 S.W. 16th Terrace
                              Pompano Beach, Florida 33069
                              Attn: Michael Duggan, President

      With a copy to:         Ruden, McClosky, Smith, Schuster & Russell, P.A.
                              200 East Broward Boulevard
                              15th Floor
                              Ft. Lauderdale, Florida 33301
                              Attn: Thomas O. Katz, Esq.

      12.2 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

      12.3 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

      12.4 Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

      12.5 No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

      12.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

      12.7 Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

      12.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

      12.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

      12.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

      12.11  Arbitration.

            (a) The parties hereto agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims hereunder (the "Disputes"). Nothing in this Section 12.11 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 12.11, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Florida Arbitration Code.

            (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after delivery of such notice, the party delivering such notice (the "Disputing Person") may, within 45 business days after delivery of such notice, commence arbitration hereunder by commencing arbitration proceedings under the Commercial Arbitration Rules of the American Arbitration Association and delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein.

            (c) The arbitrator(s) will be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each party shall submit a proposed arbitration award (including proposed findings of fact) within fifteen (15) days of the conclusion of the arbitration hearing. The arbitrator shall select one of the proposed arbitration awards (including proposed findings of fact) in its entirety and both parties shall be bound by its terms. The cost of the arbitration will be divided equally between each party.

            (d) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall use their best efforts to conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered no later than ninety (90) business days after the delivery of the Notice of Arbitration nor later than twenty (20) days following conclusion of the arbitration hearing. The Final Determination must be signed by the arbitrator. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

            (e)  The  parties  to  such   arbitration   may  enforce  any  Final
Determination in any state or federal court having jurisdiction over the dispute.

      12.12 Litigation. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees and all sales tax thereon, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

      12.13 Remedies. Each of the parties acknowledges and agrees that in the event that a party hereto shall violate any of the restrictions or fail to perform any of the obligations hereunder, the other parties will be without adequate remedy at law and will therefore be entitled to enforce such restrictions or obligations by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies it may have at law or in equity.

      12.14   Confidentiality.   Except  for  discussions  of  the  transactions
contemplated by this Agreement among the parties hereto and their respective representatives and counsel participating in this transaction, each party hereto shall, unless all other parties hereto shall otherwise agree, keep confidential and not, directly or indirectly, disclose to any person the existence of this Agreement, the transaction contemplated by this Agreement or any of the terms thereof, or the fact that Acquiror and Transferor have entered into discussions or negotiations for any purpose whatsoever, and each party hereto shall use its good faith efforts to cause its employees, agents, officers, directors and representatives to abide by the foregoing restrictions on disclosure.







                        THIS SPACE INTENTIONALLY BLANK

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

                              GROUP 32 CORPORATION


____________________________              By:________________________________

----------------------------

                              HIREL MARKETING, INC.


____________________________              By:________________________________

----------------------------

                                   EXHIBIT A

                                 Defined Terms

      All defined terms used in this Agreement and not specifically defined in context are as defined in this Exhibit A.

      "Accounts Receivable" means any right to payment for goods sold, leased or licensed or for services rendered whether or not it has been earned by performance, any note receivable, and any other receivable or right to payment of any nature whatsoever.

      "Act" means the Securities Act of 1933, as amended.

      "Asset" means any real, personal,  mixed,  tangible or intangible property
of  any  nature  whatsoever,   including,  without  limitation,  Real  Property,
Equipment, Accounts Receivable, Inventory, Permits, Intangibles and Contract Rights.

      "Closing" means the consummation of the reorganization contemplated by this Agreement.

      "Closing Date" means the date of the Closing.

      "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

      "Contract" means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, without limitation, any sales order, purchase order, lease, sublease, license agreement, sublicense agreement, loan agreement, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, buy-sell agreement, option, warrant, subscription, call or put.

      "Contract Right" means any right, power or remedy under any Contract, including, without limitation, any right to receive goods or services or otherwise derive benefit from the payment, satisfaction or performance of another party's Obligations, and right to demand that another party accept goods or services or take any other action, and any right to pursue or exercise any remedy or option.

      "Employee Benefit Plan" means any bonus, severance, hospitalization, vacation, deferred compensation, pension, profit sharing, retirement, payroll savings, stock option, group insurance, death benefit or welfare plan, or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever.

      "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

      "Equipment" means any equipment, machinery, fixtures, furniture, leasehold improvements, vehicles, vessels, office equipment, office supplies or other tangible personal property of any nature whatsoever, but not any such item which constitutes Inventory.

      "Transferor Shareholders" means the shareholders of record of Transferor.

      "Transferor Stock" means the common stock of Transferor, $.001 par value.

      "Acquiror Stock" means the common stock of Acquiror, par value $.00__, to be issued to the Transferor Shareholders pursuant to Article II hereof.

      "Intangible" means any name, corporate name, partnership name, fictitious name, trademark, trademark application, trade name, brand name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, formula, invention, blueprint, product right, software right, license, franchise, authorization or any other intangible property of any nature whatsoever.

      "Inventory" means any raw materials, supplies, work in process, finished goods, or any other inventory of any nature whatsoever, and other items held for sale or lease in the ordinary course of business and all computer software and data systems held for sale or license in the ordinary course of business.

      "Judgment" means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any foreign, federal, state or local court, any governmental, administrative or regulatory authority, or any arbitration tribunal.

      "Law" means any provision of any law, statute, ordinance, constitution, charter, treaty, rule or regulation of any foreign, federal, state or local governmental, administrative or regulatory authority.

      "Obligation" means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

      "Option" means the right to purchase one share of Acquiror Stock at an exercise price equal to the Market Price as of the Vesting Date with respect to such Option.

      "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any foreign, federal, state or local governmental, administrative or regulatory authority.

      "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperation, trust, estate, government (or any branch, subdivision or agency thereof), governmental, administrative or regulatory authority, or any other entity of any nature whatsoever.

      "Proceeding"  means  any  demand,   claim,   suit,   action,   litigation,
investigation, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

      "Real  Property"  means  any  real  estate,  land,  building,   structure,
improvement, fixture or other real property of any nature whatsoever, including, but not limited to boat slips, docks and other marine realty and improvements.

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Laws" means the Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and all State or other applicable securities laws, collectively.

      "Stock Issuance Agreements" means any contracts which relate to the issuance, sale, right to purchase, redemption, pledge or other disposition of any capital stock of Corporation or any other securities or Obligations of Corporation.

      "Tax" means (a) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

                                   EXHIBIT C

                   FORM OF OPINION OF CORPORATION'S COUNSEL

      1. Transferor is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. Transferor has the full power and authority to own all its Assets and to conduct the business in which it will engage upon completion of the transaction contemplated herein.

      2. The authorized capital stock of Transferor consists of _______________ shares of Common Stock, ________________shares of which are issued and. All the issued and outstanding shares of capital stock of Transferor are duly authorized, validly issued, fully paid and nonassessable. To our knowledge after reasonable investigation, there are no Stock Issuance Agreements to which Transferor is a party or by which it may be bound. There have been no violations of the preemptive rights, if any, of any shareholders of Transferor. No shares of capital stock are held in treasury by Transferor.

      3. (a) The execution and delivery of the Agreement and Plan of Merger by Transferor and the performance of all Transferor's obligations thereunder have been duly authorized and approved by all requisite corporate action on the part of Transferor pursuant to applicable Law. Transferor has the power and authority to execute and deliver the Agreement and Plan of Merger and to perform all its obligations hereunder.

            (b) Each of the Agreement and Plan of Merger and the other documents, instruments and agreements executed by Transferor in connection therewith constitute the valid and legally binding agreements of Transferor, enforceable against Transferor in accordance with its terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

      4. Neither the execution, delivery nor performance of the Agreement and Plan of Merger or any other documents, instruments or agreements executed by Transferor in connection therewith, nor the consummation of the transactions contemplated thereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Transferor, any provision of any Contract to which Transferor or its Assets may be bound, any Judgment or any Law; or (ii) will or could result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, the Transferor Stock or any other capital stock of Transferor or any of the Assets of Transferor; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Transferor.

      5. To our knowledge and belief, all the representations and warranties made by Transferor in the Agreement and Plan of Merger or in any Schedule made or given by Transferor, its agents or representatives are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated therein, nonmisleading, accurate and meaningful.

      6. Such other opinions as Acquiror's transfer agent may require to issue the Acquiror Stock.

                                  SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Hirel Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          HIREL HOLDINGS, INC., a
                              Delaware corporation


Date:             ,1997                   By:
                      Vincent Montelione, President, Chief
                         Executive Officer and Chairman

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                     Title                               Date



                        President, Chief Executive                      , 1997
Vincent Montelione      Officer and Chairman



                        President, HTI, and Director                    , 1997
Gregory S. Fenech


                        Vice President, Sales and Marketing,            , 1997
------------------                                          ------------
Vincent P. Fagnani, Jr. HMI, and Director



                        Vice President and Chief Financial              , 1997
------------------                                          ------------
William H. Aden         Officer (Principal Financial and
                        Accounting Officer)